Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc.
Michael Mason Vice President, Finance and Treasurer 617-551-8327 Liz Bryan (Media) Spectrum 202-955-6222 x2526

Alnylam Appoints David-Alexandre Gros, M.D.,

Senior Vice President, Chief Business Officer

Cambridge, Mass., June 8, 2015 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, today announced the appointment of David-Alexandre “DA” Gros, M.D. to the position of Senior Vice President, Chief Business Officer. Dr. Gros joins Alnylam with extensive experience in the pharmaceutical industry and in healthcare investment banking and consulting. At Alnylam, he will be responsible for the company’s corporate and business development, finance, corporate communications, and investor relations functions. In addition, Dr. Gros will be joining the Alnylam Management Board.

“We are in a very exciting period of growth at Alnylam, as we aim to execute on our ‘Alnylam 2020’ goals and transition from a late-stage clinical development company to become a multi-product, commercial stage company with a sustainable development pipeline,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “DA brings to Alnylam an impressive array of experiences in the pharmaceutical industry and in healthcare investment banking and management consulting. In addition, his background in corporate strategy will prove invaluable as we execute on our Alnylam 2020 goals. We’re thrilled to have him join our team.”

“Alnylam is a remarkably innovative company, leading the advancement of RNAi therapeutics as a new class of innovative medicines to address major unmet needs for a wide range of diseases globally, with a history of building significant alliances,” said Dr. Gros. “I’m particularly excited to join the team during this pivotal period, in capitalizing on the company’s potential and contributing to its continued success.”

Most recently, Dr. Gros was Executive Vice President and Chief Strategy Officer at Sanofi, where he was a member of the Executive Committee and the Global Leadership Team. His responsibilities included leading corporate strategy, business development and licensing, mergers and acquisitions, alliance management, and structured investments including the corporate venture fund. During his tenure, he oversaw the execution of over 100 successful transactions and the launch of Sanofi’s corporate venture activities, and he was closely involved in the company’s key alliances with Alnylam and Regeneron. Prior to Sanofi, he held management positions with a focus on the pharmaceutical industry in investment banking at Centerview Partners and Merrill Lynch & Co, and in consulting at McKinsey & Co. Dr. Gros holds an M.D. from The Johns Hopkins University School of Medicine, an M.B.A. from Harvard Business School, and a B.A. from Dartmouth College.

About RNAi

RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines. Alnylam’s pipeline of investigational RNAi therapeutics is focused in 3 Strategic Therapeutic Areas (STArs): Genetic Medicines, with a broad pipeline of RNAi therapeutics for the treatment of rare diseases; Cardio-Metabolic Disease, with a pipeline of RNAi therapeutics toward genetically validated, liver-expressed disease targets for unmet needs in cardiovascular and metabolic diseases; and Hepatic Infectious Disease, with a pipeline of RNAi therapeutics that address the major global health challenges of hepatic infectious diseases. In early 2015, Alnylam launched its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics as a whole new class of innovative medicines. Specifically, by the end of 2020, Alnylam expects to achieve a company profile with 3 marketed products, 10 RNAi therapeutic clinical programs – including 4 in late stages of development – across its 3 STArs. The company’s demonstrated commitment to RNAi therapeutics has enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen, Roche, Takeda, Kyowa Hakko Kirin, Cubist, GlaxoSmithKline, Ascletis, Monsanto, The Medicines Company, and Genzyme, a Sanofi company. In addition, Alnylam holds an equity position in Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 200 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, Cell, New England Journal of Medicine, and The Lancet. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information about Alnylam’s pipeline of investigational RNAi therapeutics, please visit www.alnylam.com.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation, Alnylam’s expectations regarding its “Alnylam 2020” guidance, Alnylam’s views with respect to the potential for RNAi therapeutics, and its plans regarding commercialization of RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Alnylam’s ability to manage operating expenses, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its drug candidates, the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, obtaining regulatory approval for products, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation to update any forward-looking statements.